Exhibit 5.1

GLOBAL MOFY AI LIMITED the offices of Osiris International Cayman Limited, Suite#4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands	D: +852 3656 6054
E: nathan.powell@ogier.com

D: +852 3656 6073
E: rachel.huang@ogier.com

Reference: NMP/RYH/510893.000001

28 January 2026

GLOBAL MOFY AI LIMITED (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act 1933, as amended (the Act) on or about the date hereof. The Registration Statement relates to the resale (the Resale Offering) by certain selling shareholders of the Company as stated in the Registration Statement (collectively, the Selling Shareholders) of up to 15,000,000 Class A ordinary shares of US$0.00003 par value each of the Company (each a Class A Ordinary Share, and such 15,000,000 Class A Ordinary Shares are collectively referred to as the Resale Shares) pursuant to certain securities purchase agreements, dated as of 5 December 2025, entered into between the Company and each of the Selling Shareholders (collectively, the Securities Purchase Agreements).

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents:

(a)	the certificate of incorporation of the Company dated 29 September 2021 issued by the Registrar of Companies of the Cayman Islands (the Registrar) and a certificate of incorporation on change of name of the Company issued by the Registrar dated 22 August 2024;

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett Dennis Li Cecilia Li	Yuki Yan David Lin Alan Wong Rachel Huang** Janice Chu** Zhao Rong Ooi† Florence Chan*‡ Richard Bennett**‡ James Bergstrom‡	* admitted in New Zealand ** admitted in England and Wales † admitted in Singapore ‡ not ordinarily resident in Hong Kong

(b)	the third amended and restated memorandum and articles of association of the Company adopted by a special resolution passed on 1 November 2024 and filed with the Registrar on 7 November 2024;

(c)	the fourth amended and restated memorandum and articles of association of the Company adopted by a special resolution passed on 5 January 2026;

(d)	a certificate of good standing dated 22 January 2026 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(e)	the register of directors and officers of the Company provided to us on 17 October 2025 (the Register of Directors);

(f)	the listed register of members of the Company provided to us on 21 January 2026 showing that a total of 45,844,079 Class A Ordinary Shares were in issue as at 21 January 2026 (the Listed Register of Members, together with the Register of Directors, the Registers);

(g)	a certificate dated 28 January 2026 as to certain matters of fact signed by a director of the Company (the Director’s Certificate);

(h)	the Register of Writs at the office of the Clerk of Courts in the Cayman Islands as inspected by us on 27 January 2026 (the Register of Writs);

(i)	a search on the Cayman Online Registry Information Service conducted against the Company at the Registrar on 27 January 2026 (the CORIS Search);

(j)	a copy of the written resolutions of the board of directors of the Company dated 5 December 2025 (the Board Resolutions);

(k)	the Securities Purchase Agreements; and

(l)	the Registration Statement (together with the Securities Purchase Agreements, the Documents).

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Registers and the Director’s Certificate is accurate and complete as at the date of this opinion;

(e)	the CORIS Search which we have examined is accurate and that the information disclosed by the CORIS Search is true and complete and that such information has not since been altered;

(f)	the Register of Writs constitutes a complete and accurate record of the proceedings affecting the Company before the Grand Court of the Cayman Islands as at the time we conducted our investigation of such register;

(g)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(h)	the resolutions passed in the Board Resolutions remains in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the transaction and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Documents which has not been properly disclosed in the Board Resolutions;

(i)	each of the parties to any of the Securities Purchase Agreements other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws;

(j)	each of the Securities Purchase Agreements has been duly authorised, executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws (other than, in the case of the Company, the laws of the Cayman Islands);

(k)	each of the Securities Purchase Agreements is legal, valid and binding and enforceable against all relevant parties in accordance with its terms under relevant law (other than, in the case of the Company, the laws of the Cayman Islands);

(l)	neither the directors and shareholders of the Company have taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets;

(m)	the maximum number of Resale Shares to be issued by the Company under the Registration Statement and the Securities Purchase Agreements would not exceed the Company’s authorised share capital under the then effective memorandum and articles of association of the Company and the consideration payable for each of such Resale Shares shall be no less than its par value per Resale Share;

(n)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

(o)	none of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(i)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(ii)	neither the execution or delivery of the Registration Statement or any of the Securities Purchase Agreements nor the exercise by any party to the Registration Statement or any of the Securities Purchase Agreements of its rights or the performance of its obligations under them contravene those laws or public policies;

(p)	there are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Registration Statement or any of the Securities Purchase Agreements or the transactions contemplated by each of them or restrict the powers and authority of the Company in any way;

(q)	no moneys paid to or for the account of any party under the Registration Statement or any of the Securities Purchase Agreements represent, or will represent, criminal property or terrorist property (as defined in the Proceeds of Crime Act (Revised), and the Terrorism Act (Revised) respectively). None of the parties to any of the Registration Statement or any of the Securities Purchase Agreements is acting or will act in relation to the transactions contemplated by the Registration Statement or any of the Securities Purchase Agreements, in a manner inconsistent with sanctions imposed by Cayman Islands authorities, or United Nations or United Kingdom sanctions or measures extended by statutory instrument to the Cayman Islands by orders of His Majesty in Council;

(r)	none of the transactions contemplated by the Registration Statement or any of the Securities Purchase Agreements relate to any partnership interests, shares, voting rights in a Cayman Islands company, limited liability company, limited liability partnership, limited partnership, foundation company, exempted limited partnership, or any other person that may be prescribed in regulations from time to time (a Legal Person) or to the ultimate effective control over the management of a Legal Person that are subject to a restrictions notice issued pursuant to the Beneficial Ownership Transparency Act (Revised) of the Cayman Islands;

(s)	there are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company; and

(t)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Resale Shares.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company and is validly existing and in good standing with the Registrar.

Valid Issuance of Resale Shares

(b)	The Resale Shares being proposed for resale by the Selling Shareholders have been validly issued, fully paid and non-assessable, except that the Resale Shares shall be subject to the restrictions on transfer as provided for in the Documents.

Registration Statement - Enforceability of Civil Liabilities in Cayman Islands

(c)	The statements under the caption “Enforceability of Civil Liabilities” in the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands, annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

4.4	In this opinion, the phrase “non-assessable” means, with respect to the Resale Shares, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Resale Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

4.5	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

4.6	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

(a)	any current or pending litigation in the Cayman Islands against the Company; or

(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities” and “Legal Matters” of the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

This opinion may be used only in connection with the resale of the Resale Shares while the Registration Statement is effective.

Yours faithfully

/s/ Ogier

Ogier